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                                                                    EXHIBIT 23.4

                          CONSENT OF STERNS & WEINROTH
                          ----------------------------

     We hereby consent to being named as New Jersey gaming counsel for Trump Hotels & Casino Resorts, Inc. ("THCR") in THCR's Registration Statement on Form S-4 (No. 333-00153), filed pursuant to the Securities Act of 1933, as amended, and in any amendments thereto (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                    STERNS & WEINROTH

                                    /s/ STERNS & WEINROTH

Trenton, New Jersey

February 26, 1996